PRESS RELEASE

For Immediate Release

200 Powell Place Brentwood, Tennessee 37027 www.myTSCstore.com	Randy Guiler, Director of Finance (615) 366-4600 Melissa Myron/Rachel Albert Financial Dynamics (212) 850-5600

TRACTOR SUPPLY COMPANY PROVIDES YTD COMPARABLE STORE SALES
AT ANNUAL VENDOR CONFERENCE

Brentwood, Tennessee, September 28, 2005 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced in a presentation at its annual vendor conference that the Company’s year to date comparable store sales, as of September 24, 2005, were 4.2%.

The Company currently plans to report its third quarter and year to date financial results after the market closes on October 19, 2005.

About Tractor Supply Company
At June 25, 2005, Tractor Supply Company operated 547 stores in 34 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

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